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                                  EXHIBIT 99.1

                             1987 Stock Option Plan

                              CISCO SYSTEMS, INC.
                             1987 STOCK OPTION PLAN

                     (AS AMENDED THROUGH OCTOBER 17, 1995)

                                  ARTICLE ONE
                                    GENERAL

    I.   PURPOSES OF THE PLAN

         (a) This Stock Option Plan (the "Plan") is intended to promote the interests of Cisco Systems, Inc. (the "Company") by providing a method whereby
(i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations),
(ii) non-employee members of the Company's Board of Directors (or of the board of directors of any parent or subsidiary corporations) and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

         (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

              (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
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    II.  PLAN STRUCTURE

         (a)  The Plan shall be divided into two separate components:

         - The Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two.

         - The Automatic Option Grant Program, under which non-employee Board members shall automatically receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three.

         (b) Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to both the Discretionary Option Grant and Automatic Option Grant Programs and shall accordingly govern the interests of all individuals under the Plan.

    III. ADMINISTRATION OF THE PLAN

         (a)  The Plan shall be administered by a committee ("Committee") of two
(2) or more non-employee Board members appointed by the Board. No Board member shall be eligible to serve on the Committee if such individual has, within the twelve (12)- month period immediately preceding the date he or she is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock plan of the Company (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Program. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

         (b) The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and to issue such interpretations of, such program and any outstanding option thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Discretionary Option Grant Program or any outstanding option thereunder.

         (c) The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not


                                       2.
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intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

         (d) Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Plan Administrator shall not exercise any discretionary functions with respect to the option grants made pursuant to that program.

    III. ELIGIBILITY FOR OPTION GRANTS

         (a) The persons eligible to receive option grants under the Plan are as follows:

              (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

              (ii)   the non-employee members of the Board;

              (iii) the non-employee members of the board of directors of any parent or subsidiary corporation; and

              (iv) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

         (b) Members of the Committee while serving as the Plan Administrator shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Company or its parent or subsidiary corporations, other than pursuant to the Automatic Option Grant Program.

    IV.  STOCK SUBJECT TO THE PLAN

         (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan as adjusted for the four 2-for-1 stock splits effected in March 1991, March 1992, March 1993 and March 1994 respectively, shall not


                                       3.
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exceed 110,640,112 shares.(*) The total number of shares issuable under the Plan shall be subject to further adjustment from time to time in accordance with
Section IV(d) of this Article One.

         (b) In no event may which any one individual participating in the Plan be granted stock options or separately exercisable stock appreciation rights for more than 2,000,000 shares of Common Stock in the aggregate over the remaining term of the Plan, subject to periodic adjustment in accordance with the provisions of Section IV (d) of this Article One. For purposes of such limitation, any stock options or stock appreciation rights granted prior to August 1, 1994 shall not be taken into account.

         (c) Should an option terminate or expire for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under the Plan. Shares subject to any option surrendered or cancelled in accordance with Section IV of Article Two or Section III of Article Three and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. If the exercise price of an outstanding option under the Plan is paid with shares of Common Stock, the number of shares available for subsequent option grant shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares actually issued.

         (d) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately

--------
(*) Reflects (i) the two-for-one stock splits effected March 1991, March 1992, March 1993 and March 1994, (ii) the 500,000-share increase authorized by the Board on October 8, 1991 and approved by the shareholders at the 1991 Annual Meeting, (iii) the 1,000,000-share increase authorized by the Board on October 5, 1992 and approved by the shareholders at the 1992 Annual Meeting on November 10, 1992, (iv) the 2,000,000-share increase authorized by the Board on August 10, 1993 and approved by the shareholders at the 1993 Annual Meeting on November 12, 1993, (v) the 4,000,000-share increase authorized by the Board on August 9, 1994 and approved by the shareholders at the 1994 Annual Meeting on November 15, 1994, and (vi) the 19,000,000-share increase authorized by the Board on August 22, 1995, subject to shareholder approval at the 1995 Annual Meeting on November 14, 1995. Assuming approval of the proposed 19,000,000 share increase by the Company's shareholders, not more than 41,672,653 shares may be issued under the Plan from and after July 30, 1995, subject, however, to adjustment under Section IV(d) of Article One.


                                       4.
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exercisable stock appreciation rights under the Option Plan after July 31, 1994,
(iii) the number and/or class of securities for which option grants are to be subsequently made to each newly elected or continuing non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each outstanding option.


                                       5.
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                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

    I.   TERMS AND CONDITIONS OF DISCRETIONARY GRANTS

         Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each option granted under the Discretionary Option Grant Program shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

         A.   Option Price.

         1. The option price per share shall be fixed by the Plan Administrator, provided the option price per share for any option granted prior to October 1, 1995 shall not be less than eighty-five percent (100%) of the fair market value of a share of Common Stock on the date of the option grant and the option price per share for any option granted on or after October 1, 1995 shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

         2. The option price shall, subject to the provisions of Section I of Article Four and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

              (i)    full payment in cash or cash equivalents;

              (ii) full payment in shares of Common Stock held by the optionee for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

              (iii) full payment through a combination of shares of Common Stock held by the optionee for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below) and cash or cash equivalents; or

              (iv) to the extent the option is exercised for fully-vested shares of Common Stock, full payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide


                                       6.
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    irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and
    (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph 2, the Exercise Date shall be the first date on which the Company shall have received written notice of the exercise of the option. Except to the extent the sale and remittance procedure under clause (iv) above is utilized by the optionee, payment of the option price for the purchased shares shall accompany the notice.

         3. The fair market value of a share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

              (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

              (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no such option granted prior to October 1,


                                       7.
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1995 shall have a term in excess of ten (10) years measured from the grant date and no such option granted on or after October 1, 1995 shall have a term in excess of nine (9) years measured from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

         C.   Effect of Termination of Service.

         1. Should an optionee cease to remain in Employee status for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under this Article Two, then such option or options shall not (except to the extent otherwise provided pursuant to subparagraph C.4 below) remain exercisable for more than a twelve (12)-month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Employee status; provided, however, that under no circumstances shall such options be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12)-month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Employee status. Upon the expiration of such twelve (12)-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each such option shall, immediately upon optionee's cessation of Employee status, terminate and cease to remain outstanding with respect to any option shares for which the option is not otherwise at that time exercisable.

         2. Any outstanding option under this Article Two held by an optionee at the time of his or her death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's cessation of Employee status (less any shares subsequently purchased by optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable for any and all of the option shares for which the option is exercisable at the time of optionee's cessation of Employee status but for which the option is not subsequently exercised.

         3. If (i) the optionee's Employee status is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure


                                       8.
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of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall immediately terminate and cease to be exercisable.

         4. Notwithstanding subparagraphs C.1 and C.2 above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

         - to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Employee status from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate. Such extension may in the Plan Administrator's sole discretion be conditioned upon the optionee's performance of services as a consultant to the Company during all or any portion of the extension period. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

         - to permit one or more options held by the optionee under the Plan to be exercised during the limited period of exercisability following his or cessation of Employee status, not only with respect to the number of shares for which it is exercisable at the time of such cessation of Employee status but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise become exercisable were such cessation of Employee status not to occur. Such additional vesting may in the Plan Administrator's sole discretion be conditioned upon the optionee's performance of services as a consultant to the Company following such cessation of Employee status.

         5. For purposes of the foregoing provisions of this Section C (and all other purposes of the Plan), the optionee shall be deemed to remain in EMPLOYEE status for so long as the optionee renders services while in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance. The Plan Administrator shall have complete discretion to determine the extent to which an optionee may be deemed to be an Employee while on a leave of absence.

         6. If the option is to be granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to subparagraphs C.1, C.2 and C.3 above, and may include provisions comparable to subparagraph C.4 above, with respect to the optionee's termination of service with the Company or its parent or subsidiary corporations.


                                       9.
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         D.   Shareholder Rights.  An optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price.

         E. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

         1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under this Article Two that the Company (or its assignees) shall have the right, exercisable upon the optionee's cessation of Employee or other service status, to repurchase at the option price any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Employee or service status) as the Plan Administrator may specify in the instrument evidencing such right.

         2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated repurchase rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section IV of this Article Two, except to the extent such repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

         3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Employee status, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under the granted option and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Employee status.

    II.  INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under this Article Two shall not be subject to such terms and conditions.

         (a) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.


                                      10.
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         (b)  Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the federal tax laws shall be applied on the basis of the order in which such options are granted.

         (c) 10% Shareholder. If any individual to whom the Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from such grant date.

         Except as modified by this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

    III. CORPORATE TRANSACTIONS

         (a) In the event of any of the following transactions (a "Corporate Transaction"):

              (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

              (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be


                                      11.

exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. The determination of such comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

         (b) The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction shall remain exercisable as an incentive stock option under the federal tax laws only to the extent the dollar limitation of Section II of Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the federal tax laws.

         (c) Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

         (d) Each outstanding option under this Article Two which is to be assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such option shall remain the same. In addition, appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan on both an aggregate and individual basis following the consummation of such Corporate Transaction.

         (e) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    IV.  SURRENDER OF OPTIONS FOR CASH OR STOCK

         (a) Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this


                                      12.
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Article Two in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.

         (b) No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         (c) If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the end of the five (5) business day period following receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years after the date of the option grant.

         (d) One or more directors or officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for vested shares of Common Stock, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock which are at the time vested under the cancelled option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. Any uncancelled portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the agreement evidencing the grant.

         (e) For purposes of this Section V and Section III of Article Three, the following definitions shall be in effect:

                     A Hostile Take-Over shall be deemed to occur in the event
    (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under


                                      13.

    common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company.

                     The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the date of the option cancellation, as determined pursuant to the valuation provisions of Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

         (f) The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section VI shall NOT be available for subsequent option grant under the Plan.


                                      14.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

    I.   ELIGIBILITY

         A. Eligible Board Members. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are serving as non-employee Board members on the August 9, 1994 effective date of this Automatic Option Grant Program and who have otherwise completed at least four (4) years of service in such capacity, (ii) those individuals who are first elected or appointed as non-employee Board members after such effective date, whether through appointment by the Board or election by the Company's shareholders, and (iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Stockholder Meetings beginning with the 1994 Annual Meeting. A non-employee Board member shall not be eligible to receive any automatic option grants under this Article Three if such individual renders (or has rendered) services as an Employee at any time on or after October 1, 1988. Each non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Three.

         B. Limitation. The non-employee Board members serving as Plan Administrator shall not, during such period of service, be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock award under this Plan or any other stock plan of the Company (or any parent or subsidiary), other than pursuant to the provisions of this Automatic Option Grant Program.

    II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

         1. Each individual who is serving as an Eligible Director on the August 9, 1994 effective date of the Automatic Option Grant Program and who has otherwise completed at least four (4) years of service in such capacity shall automatically be granted on such effective date a non-statutory option to purchase 20,000 shares of Common Stock upon the terms and conditions of this Article Three.

         2. Each individual who first becomes an Eligible Director after the August 9, 1994 effective date, whether through election by the Company's shareholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 20,000 shares of Common Stock upon


                                      15.

the terms and conditions of this Article Three.

         3. On the date of each Annual Shareholders Meeting, beginning with the 1994 Annual Meeting, each individual who is at that time re-elected as an Eligible Director shall automatically be granted a non-statutory option to purchase an additional 10,000 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual has served as a Board member for at least five (5) months.

         B. No Limitation. There shall be no limit on the number of such 10,000- share annual option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to newly elected or continuing Eligible Directors shall be subject to periodic adjustment pursuant to the applicable provisions of
Section IV of Article One.

         C. Option Price. The option price per share of Common Stock of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

         D. Option Term. Each automatic grant under this Article Three shall have a maximum term of five (5) years measured from the automatic grant date.

         E. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares; provided, however, that no such grant shall become exercisable in whole or in part unless the shareholders approve this Automatic Option Grant Program at the 1994 Annual Meeting. Any shares purchased under the option shall be subject to repurchase by the Company, at the option price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below.

         - The initial automatic grant for 20,000 shares shall vest, and the Company's repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the optionee's period of continued service as a Board member, measured from the automatic grant date.

         - Each annual 10,000-share automatic grant shall vest, and the Company's repurchase right shall lapse, in two (2) equal and successive annual installments over the optionee's period of continued service as a Board member, measured from the automatic grant date.

         Vesting of the option shares shall be subject to acceleration as provided in Section II.H.3 and Section III of this Article Three. In no event shall any additional option shares vest after the optionee's cessation of Board service, except as otherwise provided in Section II.H.3 of this Article Three.


                                      16.

         F. Payment. The option price shall be payable in any of the alternative forms authorized under Section I.A.2 of Article Two. To the extent the option is exercised for any unvested shares, the optionee must execute and deliver to the Company a stock purchase agreement for those unvested shares which provides the Company with the right to repurchase, at the option price paid per share, any unvested shares held by the optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of the purchased shares at any time while those shares remain subject to the Company's repurchase right.

         G. Non-Transferability. During the optionee's lifetime the automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

         H.   Termination of Board Service.

         1. Should the optionee cease to serve as a Board member for any reason (other than death or permanent disability, as defined in Section I.C.1 of Article Two) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the optionee is vested at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any option shares in which the optionee is not otherwise at that time vested under such option.

         2. Should the optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the optionee's death.

         3. Should the optionee die or become permanently disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by the optionee shall immediately vest in full (and the Company's repurchase right with respect to such shares shall terminate), and the optionee (or the representative of the optionee's estate or the person or persons to whom the option is transferred upon the optionee's death) shall have a twelve (12)-month period following the date of the optionee's cessation of Board service in which to exercise such option for any


                                      17.

or all of those vested shares of Common Stock.

         4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the five (5)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the five
(5)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the optionee was vested at the time of his or her cessation of Board service but for which such option was not subsequently exercised.

         I. Shareholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a shareholder with respect to any shares subject to that option until such individual shall have exercised the option and paid the option price for the purchased shares.

         J. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the Plan.

    III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction (as defined in Section III of Article Two), the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Company's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all option grants under this Article Three shall terminate and cease to remain outstanding, except to the extent one or more such grants are assumed by the successor entity or its parent corporation.

         B. In connection with any Change in Control (as defined below) or Hostile Take-Over (as defined in Section V of Article Two), the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Company's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control or Hostile Take-Over, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Each option shall remain so exercisable for all the option shares following the Change in Control or Hostile Take-Over until the expiration or sooner termination of the option term.


                                      18.

         C. Upon the occurrence of a Hostile Take-Over, the optionee shall also have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six
(6) months. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined in Section V of Article Two) of the shares of Common Stock at the time subject to the surrendered option over (ii) the aggregate option price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Company. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

         D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         E. For purposes of this Article Three, a Change in Control shall be deemed to occur upon a change in ownership or control of the Company effected through either of the following transactions:

              (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board does not recommend such shareholders to accept; or

              (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.


                                      19.

    IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

         The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.


                                      20.

                                  ARTICLE FOUR

                                 MISCELLANEOUS

    I.   LOANS OR GUARANTEE OF LOANS

         The Plan Administrator may assist any optionee (including any officer or director) in the exercise of one or more options held by such optionee under the Discretionary Option Grant Program by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

    II.  AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the shareholders of the Company (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which options may be granted to newly elected or continuing non-employee Board members under Article Three of the Plan or the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights in the aggregate after July 31, 1994, except for permissible adjustments under Section IV(d) of Article One,
(ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.


                                      21.

    III. EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan was initially adopted by the Board in September 1987 and approved by the Company's shareholders in October 1987. The Plan was subsequently amended by the Board in August 1988, July 1989, August 1990, October 1991 and October 1992 to increase the number of shares of Common Stock issuable thereunder. The shareholders approved such amendments in December 1988, December 1989, December 1990, November 1991, and November 1992 respectively. The Plan was restated by the Board, effective April 10, 1992, to bring the Plan into compliance with applicable requirements of SEC Rule 16b-3, as amended May 1, 1991, under the 1934 Act. The Plan was subsequently amended on August 10, 1993 to increase the number of shares issuable over the term of the Plan by 2,000,000 shares, and such increase was approved by the shareholders at the 1993 Annual Meeting. The Plan was amended on August 9, 1994 to (i) increase the number of shares issuable over the term of the Plan by 4,000,000 shares, (ii) impose a limitation of 2,000,000 shares on the total number of shares of Common Stock for which any one individual may be granted stock options and separately exercisable stock appreciation rights after July 31, 1994 and (iii) establish the Automatic Option Grant for non-employee Board members. The Plan was further amended on August 22, 1995 to increase the number of shares issuable over the term of the Plan from 91,640,112 to 110,640,112 shares, subject to shareholder approval of the 19,000,000-share increase at the 1995 Annual Shareholders Meeting. The Plan was most recently amended on October 17, 1995 to (i) eliminate the authority of the Plan Administrator to grant options with an exercise price per share less than the fair market value per share of Common Stock on the grant date and (ii) reduce the maximum term for which an option granted on or after October 1, 1995 may remain outstanding to nine (9) years.

         (b) The provisions of the August 9, 1994 amendment shall apply only to options granted under the Plan from and after the August 9, 1994 effective date. Each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan as in effect on the grant date, and nothing in the August 9, 1994 amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder. The provisions of the October 17, 1995 amendment are effective October 1, 1995 and shall apply only to options granted under the Plan on or after such effective date. Each option issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan as in effect on the grant date, and nothing in the October 17, 1995 amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

         (c) The sale and remittance procedure authorized for the exercise of outstanding options shall be available for (i) all options granted under the Plan on or after October 8, 1991, including options granted to officers and directors, and (ii) all non-statutory options outstanding on such date, including non-statutory options held by officers and


                                      22.

directors. The Plan Administrator may also allow such procedure to be utilized in connection with the exercise of designated incentive stock options outstanding on such date, including those held by officers and directors.

         (d) No option granted on the basis of the 19,000,000-share increase authorized by the Board on August 22, 1995 shall become exercisable in whole or in part at any time prior to shareholder approval of such 19,000,000-share increase. If such shareholder approval is not obtained at the 1995 Annual Meeting, then all options granted on the basis of such increase shall immediately terminate and cease to be outstanding without ever becoming exercisable for any of the option shares, and no further options shall be granted on the basis of such share increase. Subject to such limitations, the Plan Administrator may grant options under the Plan at any time after the date of adoption and prior to the date of termination under paragraph (e) below.

         (e) Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's initial adoption of the Plan or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         (f) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the shareholders of the Company and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such shareholder approval.

    IV.  USE OF PROCEEDS

         Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

    V.   REGULATORY APPROVALS

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.


                                      23.

    V.   NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.


                                      24.